Form C

Cover Page

Name of issuer:

Red Bay Coffee Company

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 8/9/2013

Physical address of issuer:

3098 E. 10th Street
oakland CA 94606

Website of issuer:

http://www.redbaycoffee.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

40,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $40,000; interests will be sold in increments of $1.

Target offering amount:

$40,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

12/1/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

28

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$429,781.39	$9,177.23
Cash & Cash Equivalents:	$356,627.42	$1,931.73
Accounts Receivable:	$16,694.69	$0.00
Short-term Debt:	$49,687.45	$2,272.77
Long-term Debt:	$623,666.72	$0.00
Revenues/Sales:	$478,305.25	$87,876.74
Cost of Goods Sold:	$236,248.39	$32,908.98
Taxes Paid:	$0.00	$0.00
Net Income:	($145,125.84)	$5,321.20

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Red Bay Coffee Company

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Kori Chen	COO	2014
Keba Konte	CEO	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Keba Konte	LLC membership interest	96.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Limited Operational History under current business model. There can be no assurances that the company will be able to achieve and sustain the necessary cash flow to conduct day to day operations.
>
> Volatility of the price of green bean coffee.
>
> No Assurance of Profitability. There can be no assurance that the Company will generate sufficient revenues to result in profitability.
>
> The Company is a beverage company engaged in the business of operating retail shops and producing beverage products, including but not limited to coffee beans. Results of sales, or lack thereof, could materially and adversely affect the Company's ability to earn a profit and make distributions to Members.
>
> Perishable nature of coffee
>
> Unexpected permitting time. If permits are held up then additional costs could be incurred
>
> Disproportionate revenue among current customers. Even with comprehensive account managing, there can be no assurances that we will be able to sustain accounts which represent the highest proportion of income until new accounts are found and maintained.
>
> Intense competition. Speciality coffee is becoming an increasingly more competitive market.
>
> Speculative Nature of Investment. The ever-changing economy and state of markets generally reflect conditions in which competition, inflation, unemployment, increases in development, construction and operating costs and fluctuating interest rates may make investments in the Company more speculative than other types of investments.
>
> Lack of liquidity. The discrepancy of time from which sales are generated until the time in which that cash is received can potentially create a problem with cash flow needed for daily operations.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$40,000**
Use of Proceeds:	Working capital (purchase of green bean inventory, wages, and supplies)

If we raise:	**$100,000**
Use of Proceeds:	Working capital (purchase of green bean inventory, wages, and supplies)

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor. The company will use 5% of its net revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make payments to the investor annually, starting 24 months after [the closing date of the offering]. The company will continue payments until investors have received 1.5x their principle investment (the repayment amount). The first 50k of notes issued in this offering will be entitled to 2x of their principle amount. The company may prepay principal plus the repayment amount at anytime.

The notes are secured by the company's personal property, including all accounts, inventory, equipment, general intangibles, financial assets, investment property, securities, deposit accounts, and the proceeds thereof.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the notes cannot be amended.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):			Choose	No
Common Stock			Choose	No
Debt Securities			Choose	No
Other			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

no

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal unitholder(s) have the right to redeem their securities at any time. The principal unitholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal unitholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus the anticipated Repayment Amount.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Capital advances: Square, a point of sale processing company, has provided numerous capital advances. These advances are assessed a fixed interest rate and recouped through a percentage of our credit card receivables. The amount of time to return the money is determined solely through the amount of credit card receivables.Both Fund Good Jobs and Pacific Community Ventures have contributed $200,000.00 each in a senior loan. Both loans are assessed an 8% interest payable over 30 months beginning November 2015.

We have a revolving loan facility with Intuit, which we refer to herein as our senior credit facility, under which we are permitted to borrow up to 60,000. The senior credit facility expires in 11/23/16. Interest on borrowings under the senior credit facility accrues at 5 percent. As of June 24, 2016 the amount of available borrowings based on our eligible receivables was $60,000 of which $50,000 was outstanding.

The senior credit facility contains customary conditions to borrowing, events of default and covenants, including covenants that restrict our ability to dispose of assets, merge with or acquire other entities, incur indebtedness, grant liens, make distributions to holders of our equity interests or make investments. We were in compliance with such covenants as of June 24, 2016.

Senior Debt: We have senior debt from Fund Good Jobs and Pacific Community Ventures which we refer to herein as our senior debt, under which we have borrowed $400,000.00. The senior debt for both organizations expires in 11/01/20. Interest on borrowings under the senior credit facility accrues at 8 percent. The senior debt contains customary conditions to borrowing, events of default and covenants, including covenants that restrict our ability to dispose of assets, merge with or acquire other entities, incur indebtedness, grant liens, make distributions to holders of our equity interests or make investments. We were in compliance with such covenants as of June 24, 2016.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2016	Section 3(a)(11).	Convertible Note	$375,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Company Overview
We are a wholesale specialty coffee roasting and manufacturing company based in the Fruitvale District of Oakland, CA. We build relationships with farmers producing some of the highest quality coffee in the world, roast it in Oakland, and sell it to retail outlets such as restaurants, grocery markets, and offices. We also have a social mission of providing job training and employment opportunities to members of marginalized communities such as the formerly incarcerated, disabled, and people of color.

The composition of the company's revenue is as follows:
Wholesale coffee sales: 93.8%

Retail coffee sales: 0.4%

Catering/ Special Events: 5.8%

Our Primary revenue streams are described as:
Wholesale coffee: We buy coffee from an importer that supplies the initial product, we then roast and produce the coffee. We then sell the coffee to various cafes, retail markets and office buildings at a discounted (wholesale) price. These companies then sell the coffee at a retail price.

Retail coffee: We buy the initial coffee (green coffee), roast and produce the finished product, then sell directly to the consumer via our website or various other retail locations.

Catering/ Special Events: We cater events, conferences and parties. In addition, we rent portions of our warehouse space for events, conferences or parties.

Milestones:

Our company was originally founded in August 2013 with the purpose of roasting and wholesaling coffee. As we have grown in that time we have accomplished the following milestones:

We have moved our location from a basement in a house to a warehouse in the fruitvale district.

We have partnered with such companies like: Uber, Salesforce, Twitter, IDEO and have established a permanent position in their coffee supplier rotation.

We have successfully opened a retail location in downtown oakland which employs an employee profit sharing model, where the parent company deploys all profits after expenses to the employees who work at the retail location.

General trends:

As we have expanded our capacity, availability and capabilities, particularly our wholesale capacity, our growth has gradually accelerated. Our total revenue for 2015 was $460,217.53. As of 6/24/16 our current revenue for the year is $322,668.77. Our cost of goods expense has decreased from 49% of sales in 2015 to 40% of sales in 2016.

Expectations for the near future:

Our company is expected to grow in the near future. Since January 2016, our sales have increased from $35,000.00 per month to $70,000.00 per month in May 2016. We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect to continue our growth in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

Trends and uncertainties that could affect the company's financial condition:

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

As we have witnessed already, some larger clients have accounts payable departments that are harder to contact and produce a payment from. For a small business such as ours, accounts receivables is a major part of our cash flow and can have a much more dramatic effect when it is not received in a timely manner. Luckily, our vendors are committed to working with us and supporting our growth in such times.

The price and availability of our raw product (coffee), can vary pretty significantly over time and region. This risk is mitigated by multiple relationships with coffee farmers and diversified product lines. We currently feature 13 different coffee's (single origin and blends) and are always working to produce more.

Our business is comprised of over 50 accounts but 5 of those accounts represent more than 50% of current sales. Should we lose any of those accounts our company would experience a significant loss in sales and cash flow. We work tirelessly to improve and expand our account management to reduce the risk of losing such accounts. In addition, a part of our sales strategy is to diversify the types of accounts, as well increasing the number of accounts to produce a more even revenue distribution.

We anticipate using the proceeds from this funding for our working capital needs until we reach profitability. Based on current sales and cash flow growth trends, we are forecasting profitability no later than December 2016.

Trends over time in cash flow:

From January 2015 - May 2015 our average cash inflow was $23,803.54 per month and average sales per month were $26,893.61. From January 2016 - May 2016 our average cash inflow was $45,415.25 per month and average sales per month were $53,241.62. While our cash inflow is steadily increasing on an annual basis the relative percentage of cash inflow to sales has decreased from 88.5% to 85.3%. This can be explained by the increasing difficulty of collecting on accounts receivables, thus providing a need for additional working capital.

Significant components of the company's cash flow:

Our operations are financed through various sources:
Revenue and corresponding receivables

Capital advances through Point of Sale processing companies

Senior Loans

Convertible Notes

Revolving Credit lines

The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability.

Description of those components:

Revenue and corresponding receivables: Sales attained by the company.

Capital advances: Square, a point of sale processing company, has provided numerous capital advances. These advances are assessed a fixed interest rate and recouped through a percentage of our credit card receivables. The amount of time to return the money is determined solely through the amount of credit card receivables.

Both Fund Good Jobs and Pacific Community Ventures have contributed $200,000.00 each in a senior loan. Both loans are assessed an 8% interest payable over 30 months beginning November 2015.

A number of investors have invested in convertible notes ranging between $25,000 and $100,000.

Net cash provided by operating activities was $361,397.29 for the year ended 6/25/16, which was driven by Net Income made with the following adjustments: Accounts Receivables, Loans to other organizations, Container used for retail location, Accounts Payable, Capital advance, Intuit Line of credit, Home Depot line of credit Paypal Credit, payroll liabilities.

Net cash provided by operating activities was $205,069.24 for the year ended 12/31/15, which was driven by Net Income made with the following adjustments:Accounts Receivables, Loans to other organizations, Container used for retail location, Accounts Payable, Capital advance, Intuit Line of credit, Home Depot line of credit Paypal Credit, payroll liabilities, loan fees, Delivery bike, Warehouse security deposit, Interest payable, Current liabilities.

Capital Resources. We have financed our operations through issuances of convertible debt and other debt securities, internally generated positive cash flow, borrowings under asset-based lines of credit, short- and/or long-term notes payable.

Asset-based senior credit facility. We have a revolving loan facility with Intuit, which we refer to herein as our senior credit facility, under which we are permitted to borrow up to 60,000. Often, we are required to pay our vendors faster than we collect those amounts from customers. As a result, during periods of increasing transaction volume, our cash used in the operations from those solutions exceeds our cash flows from those operations.

The senior credit facility expires in 11/23/16. Interest on borrowings under the senior credit facility accrues at 5 percent. As of June 24, 2016 the amount of available borrowings based on our eligible receivables was $60,000 of which $50,000 was outstanding.

The senior credit facility contains customary conditions to borrowing, events of default and covenants, including covenants that restrict our ability to dispose of assets, merge with or acquire other entities, incur indebtedness, grant liens, make distributions to holders of our equity interests or make investments. We were in compliance with such covenants as of June 24, 2016.

Senior Debt/Convertible Debt. We have senior debt from Fund Good Jobs and Pacific Community Ventures which we refer to herein as our senior debt, under which we have borrowed $400,000.00.

The senior debt for both organizations expires in 11/01/20. Interest on borrowings under the senior credit facility accrues at 8 percent.

The senior debt contains customary conditions to borrowing, events of default and covenants, including covenants that restrict our ability to dispose of assets, merge with or acquire other entities, incur indebtedness, grant liens, make distributions to holders of our equity interests or make investments. We were in compliance with such covenants as of June 24, 2016.

We have Convertible debt from Fund Good Jobs, Akonadi foundation, Mike Ghielmetti, Delaney Jordan Investments and Coffee and Company which we refer to herein as our convertible debt, under which we have borrowed $375,000.00

The convertible debt expires 11/1/17 for Fund Good Jobs, 11/17/20 for Akonadi Foundation, 9/24/17 for Delaney Jordan Investments, 5/4/18 for Mike Ghielmetti, 12/30/17 for Coffee and Company. Interest on the borrowings under the convertible debt for Fund Good Jobs accrues at 10 percent.

The convertible debt contains customary conditions to borrowing, events of default and covenants, including covenants that restrict our ability to dispose of assets, merge with or acquire other entities, incur indebtedness, grant liens, make distributions to holders of our equity interests or make investments. We were in compliance with such covenants as of June 24, 2016.

Historical Results of Operations. Our total revenue increased by $200,236.80, or 116%, from the prior year-to-date ending 6/25/15 to $372,668.77 in the year-to-date ending 6/25/16. This increase was primarily driven by wholesale coffee sales, which increased by 75.6% from the prior year.

We expect our revenue to grow at increasing rates in the current fiscal year and in the coming few fiscal years, due to an increase in sales staff concentrating on wholesale accounts which comprise more than 90% of all revenue.

Red Bay Coffee has experienced significant amounts of growth over the years. A comparison of January 2015 - May 2015 versus January 2016 - May 2016 will show an increase in sales by 116%. The relative Cost of Goods for each section of referenced revenue has decreased from 49% of sales in 2015 to 40% of sales in 2016 year-to-date. Our expenses have increased dramatically as a result of initial funding we received September-November 2015 of $625,000.00. This funding allowed us to attain a roasting facility, roasting equipment and open a retail location. We have also more than doubled our payroll to cope with production demands and a growing need for more sales and account managing focus. Since April 2016, our sales have increased by more than $10,000.00 per month. We are currently experiencing a net loss per month which is decreasing every month with increasing sales. This net loss is in large part due to the number of capital expenditures we've had to make in our pursuit of growth. The large influx of sales from 2015 to 2016 is directly representative of increasing our staff in the sales and account managing departments and that is a direction we will continue to grow in. We offer very competitive wages, which makes payroll our largest expense. Until our sales and subsequent cash flow have caught up with our expenses, we are seeking additional revenue for the purposes of working capital. While 116% is an exorbitant amount of growth, we do feel that it's indicative of our company's general direction.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Keba Konte, certify that:

(1) the financial statements of Red Bay Coffee Company included in this Form are true and complete in all material respects; and

(2) the tax return information of Red Bay Coffee Company included in this Form reflects accurately the information reported on the tax return for Red Bay Coffee Company filed for the fiscal year ended 2015.

Keba Konte
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

> i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
>
> ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.redbaycoffee.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Revenue Loan Agreement 2016-07-18
- Revenue Loan Agreement

Appendix C: Financial Statements & Tax Returns

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Keba Konte
- Kori Chen

by Wefunder Portal LLC

INVEST IN RED BAY COFFEE

Wholesale specialty coffee, hand-roasted in Oakland, CA



118
investors

$100,000+
raised of $40K-$100K goal

Revenue Share

5% of revenues | 1.5X investment amount

Red Bay Coffee will pay investors 5% of net revenues until 100% of your principal is returned plus 50% on top. The promissory note is secured by the assets of Red Bay Coffee.

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE ASK QUESTION

> *"From seed to cup, Red Bay is devoted to sourcing, roasting and delivering the best and most beautiful coffee to the people. We work globally to source high quality, sustainable and fair trade coffees. We work locally to roast and serve excellent coffee, provide outstanding service, and live our mission of inclusion and diversity.*



Keba Konte
FOUNDER, RED BAY COFFEE

KEY FACTS

- Wholesale partners include Uber, Salesforce, Twitter and more
- Raised over $87,000 from 822 backers on Kickstarter
- Raised $700K of seed capital from Fund Good Jobs and Pacific Community Ventures
- 7800 sq.ft warehouse space in Oakland's emerging Fruitvale District; First container cafe – The Red Bay Coffee Box – opened June 2016

OUR AMBITION

Just this year, Oakland was ranked the best city for coffee in the U.S. and Red Bay is leading the pack—creating opportunities for our local community while fostering single origin, fair trade, and sustainable coffees. We've earned the privilege of providing coffee to some of the biggest tech names: Uber, Salesforce, Twitter and more. They love our coffee and they're located in our back yard. We aim to build upon that wholesale business and our individual retail locations to expand nationwide.

INVESTOR PERKS

$500+ 3 months (twice monthly) roasters choice package

$1,000+ 6 months (twice monthly) roasters choice package

$5,000+ Invite to annual investor event including business update, tour of roastery and coffee tasting One year (twice monthly) roasters choice package.

redbaycoffee.com

COFFEE OAKLAND IMPACT

WHY I LIKE RED BAY COFFEE

Any investment starts with the entrepreneur. Keba is not just an amazing entrepreneur - he's a good job creator, community builder and visionary leader. This kind of leadership transcends the Red Bay Coffee culture, team, and is the secret ingredient in every bean roasted out of their Oakland headquarters. If you believe in small business, good jobs, and building an equitable community invest in Red Bay Coffee and be apart of the "brewing" of something special.



Sean Daniel Murphy

CEO OF ICA FUND GOOD JOBS, INVESTOR

THE BUZZ ABOUT RED BAY COFFEE

I have known Keba for over 7 years, he has a strong vision, is very resourceful and sees problems as opportunities. He builds strong, trusting relationships because he keeps his word. He has taken the classes to be skilled in finance & accounting. He never lets go of his mission of building people while doing great business. He is also a world renowned artist who will create a design esthetic and a brand that is attractive to those who want to be cool and not snotty. Oh, and the coffee is GREAT.

Michael C Bush

CEO of Great Places to Work



Oakland's Red Bay Coffee Expands Production, Teaches Farmers to Roast

March 21, 2016

The last we heard of the inspiringly progressive, diversity-driven Red Bay Coffee roasting company of Oakland, Calif., they were riding high on a Kickstarter win, fresh from securing Blue Bottle&#8...



Red Bay Coffee gets new digs, signs on with Uber

March 1, 2016

Red Bay Coffee last week threw open the large doors to its beautiful new headquarters in a converted factory in Fruitvale. The Oakland startup, whose founder, Keba Konte, is committed to a workers-first approach to his business, now has a



Bringing Power to the People with Red Bay Coffee

February 16, 2016

Coffee to Keba Konte is more than a carefully brewed drink with notes and aromas. It is a vehicle for economic change. The San Francisco native founded Red Bay Coffee in 2014 in Oakland after years of perfecting his barista skills that he first started to hone



Brewing Revolution

October 12, 2015

Summer Sewell | Photo: Alanna Hale | October 12, 2015 Keba Konte stands with a practiced stoop in Red Bay Coffee's dojo-if he straightened up, his head would skim the ceiling-and welcomes a group of visitors to the former garage in his backyard,

VERTICALLY INTEGRATED SPECIALTY COFFEE.

Red Bay Coffee revolves around excellent coffee, great service, and social impact. And to achieve all three, we've developed a business structure that allows us to transparently source our beans, hand-roast them in Oakland, and distribute them to over 55 partners around the Bay Area and the U.S.




BRAZIL FAZENDA
HELENA

Single-Origin Sourced

We've established direct trade relationships with farms from several different countries, including Tanzania and Indonesia.



Micro-Roasted Batches

We roast small batches in our lab in Oakland. This allows us to control the quality and consistency of our roasts.



Nationally Distributed

We have accounts with some of the biggest names in tech—Uber, Salesforce, Twitter—but also distribute to cafes around the country.

HOW WE GET OUR COFFEE TO THE PEOPLE

About 85% of our sales come from wholesale accounts while 15% is from retail (online sales, farmers market, new markets, popups, and catering). You can find Red Bay Coffee in grocery stores, offices, restaurants, and now in our own branded franchise locations.

WHOLESALE PARTNERS

COFFEE SUBSCRIPTIONS


EAST
fourteenth
Ke
RED BAY
COFFEE
KING'S
prize
Et
RED BAY
COFFEE
SUMATRA
HONEY
Su
RED BAY
COFFEE

RETAIL CAFE LOCATIONS

Traditionally, retail coffee shop employees are paid low, minimum wages. We've developed a profit-sharing model that allows workers to partake in the profits they develop—the goal is to begin paying upwards of $5/hour in addition to the local minimum wage.


OAKLAND



AND GROWING FAST

We started Red Bay Coffee in 2014, and today we're seeing an average of $53K a month in sales. Our wholesale partnerships with companies like Salesforce and Twitter have boosted our total revenue, up from last year by 116%.


$200,000
$150,000
$100,000
$50,000
$0
Revenue Q2 2016: $189,987
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Quarterly Revenue

55
wholesale customers

116%
year/year growth,
June '15 to June '16

1,500lbs
of coffee shipped weekly

COMMUNITY & COFFEE

Every day we strive to develop beautiful coffees and a better community. We envision a world in which coffee is a vehicle for inclusion, social and economic empowerment, and entrepreneurship. It begins with just one cup of delicious coffee.


AFRICA




COFFEE DOJO
RED BAY
COFFEE


BAY COFFEE
RED BAY
COFFEE



GRAB A CUP OF JOE

Red Bay is at the forefront of what we believe is the fourth wave of coffee—a firm commitment to ensuring coffee production is not only high quality and sustainable but a vehicle for inclusion and social and economic empowerment.

Every day we strive to develop beautiful coffees, fair relations, and delicious approaches to living. We focus on creating opportunities within the community at large while fostering single origin, fair trade, direct trade, organic and sustainable coffees.

How has Red Bay Coffee earned the privilege of servicing some of the most powerful technology companies in the world? They love our coffee, they're located in our back yard and there is a clear trend for the tech industry to grow the diversity and inclusion footprint in their companies. A delicious solution which we too aim to build upon and expand nationwide.



Keba Konte
Founder

FOUNDER


COFFEE DOJO

Keba Konte

Founder

Renowned local artist and successful food entrepreneur, with 10 years experience in the specialty coffee and hospitality industry

RAISED $478,686 FROM 62+ INVESTORS

$375,000

July 2016

CONVERTIBLE_NOTE



Scott Li



Robert Brown



Rem Darbinyan

Co-founder of ProDiagnose, first of its kind on-demand ultrasound service.



Arno Hesse

All about strengthening communities by rebuilding local economies. Co-founded Credibles (@EdibleCredits). @SlowMoney investor.



Lisbet Tellefsen



Isisi Asare

MORE INVESTORS

DETAILS

How did you get started? ^

– COLLAPSE ALL

We started in the coffee business when we opened a small cafe in North Berkeley called Guerrilla Cafe in 2006. That led to opening a second cafe Chasing Lions at CCSF which sparked an interest in digging deeper into the coffee production side of the business. There was a specialty coffee movement that began gaining momentum, and we hopped on for the ride.

I'm interested in roasted coffee for the artistic and culinary experience of it--I find the whole process fascinating. I mean if you think about it, how does a single ingredient produce so many different results in taste? Just a single coffee bean, with the addition of some variables, creates a world of flavor and complexity.

On the business side of things, the whole business model of roasting as opposed to operating a cafe is also equally interesting to me. With a cafe, a brick and mortar location, the world revolves in and out of your door. When you get on the wholesale roasting side of the industry, however, you get much more movement. You're in and out of other people's doors, other local businesses, and eventually other locations worldwide. We're sourcing our coffee beans from beautiful places where they're grown to create a beautiful experience for our customers.

What makes your coffee company unique? ^

We believe in transparent sourcing where consumers are aware of where these coffee beans are coming from, the farm conditions, and the human and environmental impact.

To ensure excellent quality, we continuously work on R&D (research and development) to achieve delicious coffee. There's a lot of evaluation, scrutiny, and quality control involved in this process. We have a lot of comparison tasting to consider new coffees and to check out the landscape of the local coffee competition. The people we include in these tastings come from all over--we have a diverse set of taste testers that come from different backgrounds: both the experienced and the inexperienced are included.

We do a lot of hand-holding for our accounts, especially for folks who are starting a new operation. They may not know anything about coffee, but they have passion and a vision, and we want to help them succeed. These small business owners are folks who want a coffee company that's going to support them from from the very beginning, from designing their cafe and espresso bar to helping them buy equipment, train their staff and select which coffees to serve. We just had a couple of brand new cafes accounts open that are serving our coffee. We completed an entire ramp up and on-boarding of this process to help them build high quality coffee programs, which has been exciting.

In terms of social impact, we're doing a lot of work in direct trade with farmers, fair trade, obtaining better prices, and building a company that offers positive social and environmental impact. We're setting up a profit sharing model with the goal of helping our employees resist some of the displacement that's occurring in our community, as well as hiring and training some formerly incarcerated team members.

How exactly do you source your coffee? ^

We have strong direct trade relationships with several companies from different countries including Tanzania where we've partnered with a farm called Sweet Unity Farm. It is a co-op founded by David Robinson (the younger son of the famous baseball player Jackie Robinson) who has been growing amazing coffee for around 25 years in Africa. We're really interested in the stories of communities like that, where farmers have a livable wage. We actually send back a share of the retail price on top of the original price we paid just for the crops.

In Indonesia, we have partnered with a co-op there and met farmer named Foster who's doing some amazing work in high quality beans. Historically, farmers in the region have been exploited by coffee buyers. It becomes difficult for farmers who are trying to create a better product in these situations because they don't have the resources necessary to experiment, innovate, and do new things. It takes much more than what they're being paid (rock bottom commodity prices) to grow coffee to make a real living and to generate enough incentive for them to experiment. So we agreed to pay this farmer a higher price, probably triple his normal price, for higher quality. He's quadrupled the quality and now utilizes environmentally responsible practices taught to him by a USDA certified agriculturalist.

What makes the coffee itself so special? ^

Even in our name, Red Bay coffee, we chose the color red to represent us because red is the color of the coffee cherry (coffee is a fruit which grows on a shrub and its fruit is called a cherry). These cherries are even similar to tomatoes where they start green and go through the whole kind of spectrum development. What most coffee farms do is, when most of the cherries are ripe, they'll just harvest them all with either machines or by hand. You'll get this spectrum of ripe and almost ripe and passed ripe cherries which turns into coffee. What we do is incentivize these farmers by paying them only for the ripe cherries. We know that this is extra work because they have to go pass the same tree on multiple days. We have them do this to ensure the highest quality possible. That's the big difference on how we get our coffee.

How do you measure quality? ^

Coffee is measured by taste and it's also scored. Taste is, on one hand, a very subjective experience. You could take something and like it or dislike it but you and I are both tasting something that is, for example, clearly salty. You may or may not like salt, but what we try to do in our coffee is calibrate our palettes to that of the general scoring guide. It's kind of mind blowing that there is this scale 1-100, but in specialty coffee, it's 80-100. If it's not above a score of 80, it doesn't even qualify. Specialty coffee by definition is higher quality coffee.

By scoring coffee, you place a serious financial consequence on that product. Depending on what score it was given, the whole the value chain is impacted: the farmer, the exporter, the importer, the roaster, the cafe, etc. They're scored based on quality, taste, after taste, mouth-feel affinity, and each of these scores add up. The more experience you have in doing this, remarkably people's' scores come down to within a few points of each other. That's how this process becomes more objective.

How do you measure the success of your product? ^

When people try us once and then come back, buy another bag or another cup, or choose our coffee over another coffee, we can quantitatively see the success. Up to now that's been our main gauge of how we're doing in the public competition arena. We have over sixty wholesale accounts, some of which are pretty big office accounts in the tech world. We're the coffee supplier for Uber headquarters in San Francisco, in rotation at Salesforce, Twitter, Facebook, Ideo, and Sungevity. We have a few more that we're negotiating with.

Tell us about the sales process. ^

There's two different paths to closing these office accounts. We basically approach the food and beverage director of the company directly (internal approach) or the food service company that provides their food and coffee for them (externally). So the company can either tell the beverage/food company that they want Red Bay Coffee or we pitch the service company to convince them to use our product.

We introduce who we are, and then we try to get them over to our place for coffee tasting or we submit samples. We use our network to find a way "in". We try to find connections within those companies to help get us an introduction to the decision maker.

Why do customers return to Red Bay for their coffee?

We lead with quality. You can develop a great brand, a great story, and a great social mission which will get many people to try your product once, but if the quality's not really stellar or up to standard, you are not going to have repeat business. Brand and CSR will only get you so far. We strive to lead with excellent quality coffee, great service, and social mission--in that order. With that being said, I do think that customers come to us because of a combination of those three things.

Who are your customers?

I would say about 85% is wholesale and 15% is retail (online sales, farmers market, new markets, popups, and catering). Of that 85% wholesale, approximately 40% specialty markets, 30% cafes/restaurants, 30% offices We have pretty diversified channels.

How do your prices compare with other brands?

Our prices are more in line with companies like Sightglass and Blue Bottle because I didn't really want to compete with those companies in terms of price. We are going after the same segment as those companies, but we are smaller than most of them (we're not buying nearly the same volume of beans) so we don't really have the same price advantages. We're charging as much as they are.

What do you get about the business that your competitors don't?

I've already talked about the importance of quality, brand, and impact, but I want to emphasize social impact. We value the idea of inclusivity and diversity in the workplace, and I'm starting to see other companies catch onto the idea as well in their hiring practices. We need people who come from different backgrounds with different talents in order to make a company like this be the best it can be. We're not just impacting the world on an environmental level, but a social one as well.

Tell us about your profit-sharing model and how you plan to expand that moving forward.

At our only retail space, we raised that capital to build the coffee bar from crowdfunding.
Our agreement was that, if the public got behind and funded this campaign, we would turn over profits to the workers in order to provide a livable wage.

Traditionally, retail coffee shop employees are paid low, minimum wages. There normally aren't big margins in this industry so this was my idea to raise the needed capital and establish the cafe. We had 822 folks get behind this campaign to make it a reality. We're in a very high profile location so it was a very high profile campaign. We're trying to be an example for other industries and companies that there can be a different way. We would like to find a way to create an even bigger sharing model.

Our projections are $5-6/hour in addition to our local minimum wage which is $12.55 and tips. We're seeing these workers making upwards of $20/hour. We're really trying to push for economic empowerment both here and overseas where we're sourcing our beans from.

ASK A QUESTION

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ASK QUESTION

Stephen William WALLS Jul 10

How soon are you planning to move toward nation wide expansion? Will you consider future crowdfunding and offer a equity stake to the small investor instead of a revenue share?



Keba Konte Founder FO[illegible] Jul 10

Hi Stephen, greats questions. Our national expansion plan will be a targeted expansion beginning Q2 2017. We will strategically grow to markets from New York to Chicago to Orleans and Southern California coupled with a region specific marketing campaign.

We will definitely consider equity crown funding in the future.

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B. Cole Jul 9

How long is the term for repayment of a $500 investment vs. $1,000 investment?



Keba Konte Founder FO[illegible] Jul 11

Hi B. Cole, great question. We are projecting 3-5 years to be paid X2 investment. It is difficult to say exactly the difference between $1000 vs. $500. Sorry, I could not be more specific.

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MORE QUESTIONS

RISKS SPECIFIC TO RED BAY COFFEE

1. Limited Operational History under current business model. There can be no assurances that the company will be able to achieve and sustain the necessary cash flow to conduct day to day operations.

2. Volatility of the price of green bean coffee.

3. No Assurance of Profitability. There can be no assurance that the Company will generate sufficient revenues to result in profitability.

4. The Company is a beverage company engaged in the business of operating retail shops and producing beverage products, including but not limited to coffee beans. Results of sales, or lack thereof, could materially and adversely affect the Company's ability to earn a profit and make distributions to Members.

5. Perishable nature of coffee

6. Unexpected permitting time. If permits are held up then additional costs could be incurred

7. Disproportionate revenue among current customers. Even with comprehensive account managing, there can be no assurances that we will be able to sustain accounts which represent the highest proportion of income until new accounts are found and maintained.

8. Intense competition. Speciality coffee is becoming an increasingly more competitive market.

9. Speculative Nature of Investment. The ever-changing economy and state of markets generally reflect conditions in which competition, inflation, unemployment, increases in development, construction and operating costs and fluctuating interest rates may make investments in the Company more speculative than other types of investments.

10. Lack of liquidity. The discrepancy of time from which sales are generated until the time in which that cash is received can potentially create a problem with cash flow needed for daily operations.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Red Bay Coffee is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?



Keba Konte

--

United States

Current Red Bay Coffee, Chasing Lions Cafe

Previous Guerilla Cafe

Connect | Send Keba InMail

20 connections

https://www.linkedin.com/in/keba-konte-b9909052

Background

Experience

Founder
Red Bay Coffee
August 2013 – Present (3 years) | Oakland, California

Founder
Chasing Lions Cafe
August 2012 – Present (4 years) | San Francisco, California

Co Founder
Guerilla Cafe
May 2006 – February 2014 (7 years 10 months) | Berkeley California



Kori Saika Chen

Chief Operating Officer (COO)

San Francisco Bay Area | Food & Beverages

Current Red Bay Coffee

Previous Chasing Lions Cafe, Self-Employed, TURN - The Utility Reform Network

Education University of California, Santa Cruz

Send Kori InMail

363 connections

https://www.linkedin.com/in/kori-saika-chen-5388631b

Background

Summary

Kori contributes to small business development in the speciality coffee industry that builds community empowerment and environmental sustainability. He is humbled by and appreciative of all the hard work and passion that goes into every cup of coffee he drinks.

Experience

Chief Operating Officer (COO)
Red Bay Coffee

February 2014 – Present (2 years 6 months) | Oakland, CA

As the Chief Operating Officer for Red Bay Coffee, Kori manages the daily operations and the dynamic, talented staff of a quality-focused specialty coffee roasting company in Oakland, CA. Our mission is to develop beautiful coffees, fair relations, and delicious approaches to enjoying life.

Manager
Chasing Lions Cafe

January 2012 – February 2014 (2 years 2 months) | 50 Phelan Ave, MUB Rm 198, San Francisco, CA 94112

Managed the staffing and daily operations of a dynamic specialty coffee and foods shop at City College SF. Experience with managing staff, creating and maintaining a dynamic organizational culture, working with vendors and suppliers, food costing, menu development and financial controls.

Freelance Writer & Copyeditor
Self-Employed

February 2010 – February 2012 (2 years 1 month)

I hold a Certificate in Copyediting from the Media Alliance, a well-respected media resource and advocacy center. Experience with editing documents to clearly and effectively communicate to an intended audience.

An example of a published piece of my writing can be found at:
http://issuu.com/12ftdwende/docs/issue1/5

Community Organizer
TURN - The Utility Reform Network

March 2010 – January 2012 (1 year 11 months)

www.turn.org

Community Organizer
The Southern Center for Human Rights

October 2007 – June 2009 (1 year 9 months)

Skills

Top Skills

- 16 Community Organizing
- 11 Community Development
- 11 Nonprofits
- 9 Editing
- 8 Political Campaigns
- 6 Management
- 5 Copy Editing
- 5 Restaurant Management
- 5 Barista Training
- 3 Specialty Coffee

Kori also knows about...

- 3 Workshop Facilitation
- 3 Grants
- 2 Higher Education
- 2 Grassroots Organizing
- 2 Philanthropy
- 2 Coalitions
- 2 Social Justice

Education

University of California, Santa Cruz
B.A., Sociology

2002 – 2006